Exhibit 99.1
CLEVELAND, Nov. 19 /PRNewswire-FirstCall/ — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of innovative IT solutions, today announced that on November 13, as expected, the company received a NASDAQ Staff Determination Letter pursuant to Marketplace Rule 4310(c)(14) stating that NASDAQ has not received the company’s quarterly report on Form 10-Q for the period ended September 30, 2008 (the “September Form 10-Q”) and that this serves as an additional basis for delisting the company’s shares from The NASDAQ Stock Market.
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The company has delayed filing its September Form 10-Q because the company has not yet completed preparation of its Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (the “2008 Form 10-K”) or its quarterly report on Form 10-Q for the period ended June 30, 2008 (the “June Form 10-Q”). The company will present to NASDAQ early next week its written plan to regain compliance with the filing requirement.
The delay in filing is related to the pending resolution of the accounting treatment for the company’s 20% minority investment in a foreign entity, Magirus AG, a privately held enterprise computer systems distributor headquartered in Germany. Due to these open accounting matters related solely to the company’s minority investment in Magirus, Agilysys has been reporting summary financial information, which is unaudited.
The company expects to file its September Form 10-Q as soon as practicable after it files its 2008 Form 10-K and June Form 10-Q.
Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause the actual results of Agilysys to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.
Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys long-term financial goals, anticipated revenue gains, sales volume, margin improvements, cost savings, capital expenditures, depreciation and amortization, and new product introductions.
Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors and vendors, changes in economic or industry conditions in the markets served by Agilysys, the ability to appropriately integrate and derive performance from acquisitions, strategic alliances, and joint ventures, and the ability of the company to identify and complete a strategic transaction.
In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. Interested persons can obtain it free at the SEC’s Web site, www.sec.gov.

About Agilysys, Inc.
Agilysys is a leading provider of innovative IT solutions to corporate and public-sector customers, with special expertise in select markets, including retail and hospitality. The company uses technology — including hardware, software and services — to help customers resolve their most complicated IT needs. The company possesses expertise in enterprise architecture and high availability, infrastructure optimization, storage and resource management, identity management and business continuity; and provides industry-specific software, services and expertise to the retail and hospitality markets. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales offices in the United Kingdom and China. For more information, visit www.agilysys.com.
Investor contact:
Curtis Stout
Vice President and Treasurer
Agilysys, Inc.
440-519-8635
curtis.stout@agilysys.com
Media contact:
Shawn Turner
Communications Manager
Agilysys, Inc.
440-519-8627
shawn.turner@agilysys.com